                                 ARTHUR ANDERSEN LLP


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to use of our report (and to all references to our Firm) included in or made a part of this Registration Statements File No. 333-24885 for Hartford Life Insurance Company Modified Guaranteed Annuity Contract on Form S-2.


                                        /s/Arthur Andersen LLP


Hartford, Connecticut
April 12, 1999